Exhibit 99.1

FOR IMMEDIATE RELEASE October 18, 2016

CenterState Banks, Inc. Announces

Third Quarter 2016 Operating Results

(all amounts are in thousands of dollars, except per share data, or unless otherwise noted)

WINTER HAVEN, FL. – October 18, 2016 - CenterState Banks, Inc. (Nasdaq: CSFL) reported net income of $15,384 or diluted earnings per share (“EPS”) of $0.32 for the third quarter of 2016, compared to reported net income of $9,916 or $0.22 EPS during the same period in 2015.

	3Q16	3Q15
Return on average assets (annualized)	1.22%	1.01%
Return on average tangible equity (annualized)	14.5%	10.2%
Efficiency ratio	55%	63%

CURRENT QUARTER HIGHLIGHTS

•	16% annualized increase in loans during the current quarter when the decline in Purchased Credit Impaired (“PCI”) loans is excluded

•	23% decline in Non-Performing Assets (“NPAs”) during the current quarter

•	13% increase in deposit related service charges during the current quarter as a result of new product changes on personal and business accounts

In addition, the Company announced today it entered into a definitive agreement to acquire Platinum Bank Holding Company in West-Central Florida:

o	Acquired balances:
•	Assets: $584 million
•	Loans: $452 million
•	Deposits: $495 million

o	Pro-forma balances:
•	Assets: $5.6 billion
•	Loans: $3.7 billion
•	Deposits: $4.5 billion

o	Mid-single digit EPS accretion fully phased-in 2018.

o	Pro-forma CSFL will be #1 community bank by deposit market share in the Lakeland-Winter Haven MSA and #3 community bank by deposit market share in the Tampa-St. Petersburg MSA.

Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly Condensed Consolidated Statements of Operations (unaudited)

For the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Interest income	$ 47,703	$ 47,309	$ 43,498	$ 41,098	$ 40,112
Interest expense	2,384	2,312	2,023	1,819	1,784
Net interest income	45,319	44,997	41,475	39,279	38,328
Provision for loan losses	1,090	925	511	484	4
Provision (recovery) for loan losses- PCI loans	185	(14)	(1)	59	(4)
Net interest income after loan loss provision	44,044	44,086	40,965	38,736	38,328

Correspondent banking and capital markets division- income	7,528	9,291	8,775	6,241	5,935
Gain on sale of securities available for sale	13	---	---	---	4
FDIC- IA amortization (negative accretion) (1)	---	---	(1,166)	(3,420)	(4,144)
FDIC- revenue (1)	---	---	96	633	27
Gain on early extinguishment of debt	---	---	308	---	---
All other non-interest income	8,073	7,680	6,548	6,212	6,308
Total non interest income	15,614	16,971	14,561	9,666	8,130

Credit related expenses	187	611	359	1,306	393
Correspondent banking and capital markets division-expense	5,456	6,159	5,782	5,094	5,063
Merger and acquisition related expenses	---	---	11,172	524	169
Impairment of Branch real estate held for sale	549	(38)	456	94	12
Termination of FDIC loss share agreements (1)	---	---	17,560	---	---
All other non-interest expense	30,136	30,317	27,524	25,068	25,218
Total non interest expense	36,328	37,049	62,853	32,086	30,855

Income (loss) before income tax	23,330	24,008	(7,327)	16,316	15,603
Income tax provision (benefit)	7,946	8,274	(2,523)	5,920	5,687
NET INCOME (LOSS)	$ 15,384	$ 15,734	$ (4,804)	$ 10,396	$ 9,916
Net income (loss) allocated to common shares	$ 15,324	$ 15,672	$ (4,804)	$ 10,343	$ 9,862

Earnings (loss) per share (basic) (GAAP)	$ 0.32	$ 0.33	$ (0.10)	$ 0.23	$ 0.22
Earnings (loss) per share (diluted) (GAAP)	$ 0.32	$ 0.32	$ (0.10)	$ 0.23	$ 0.22
Operating income per share (Non-GAAP) (2)	$ 0.32	$ 0.32	$ 0.30	$ 0.23	$ 0.22

Average common shares outstanding (basic)	47,821	47,782	46,343	45,237	45,200
Average common shares outstanding (diluted)	48,603	48,454	46,343	45,935	45,826
Common shares outstanding at period end	48,017	47,996	47,943	45,459	45,469

note 1:

In February 2016, the Company terminated all existing loss share agreements with the FDIC.  As a result, the Company wrote off the remaining indemnification asset and the claw back liability, received cash from the FDIC, and recognized a loss on the transaction of approximately $17,560 during the first quarter.

note 2:

This non-gaap metric represents gaap net income excluding certain income and expense items net of the effective tax rate for the period presented.  Items excluded are gains on sales of securities held for sale, acquisition and merger related expenses, expenses related to the termination of FDIC loss share agreements and impairment charges on the real estate of several branches closed and transferred to held for sale, divided by the average diluted common shares outstanding.  A reconciliation table is presented on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures.

LOAN PRODUCTION

Loans, excluding PCI loans and loans acquired in the two Homestead bank transactions, increased $244,840 during the first nine months of the year, an annualized growth rate of approximately 14%. Total new loans originated during the current quarter approximated $274.8 million, of which $232.2 million were funded.  About 60% of funded loan origination was commercial real estate (“CRE”), 19% commercial and industrial (“C&I”), 14% single family residential, 3% land, development & construction and 4% were all other.

Approximately 30% of the funded loan production was floating rate, 25% were other variable rate and 45% were fixed rate.  The loan origination pipeline is approximately $378 million at September 30, 2016 compared to $365 million at June 30, 2016.  The graph above summarizes total loan production and funded loan production over the past nine quarters.

DEPOSIT ACTIVITY

During the quarter, the Company’s total deposits decreased by $76,202, or approximately 7% on an annualized basis.  The deposit decline in the current quarter was concentrated in the correspondent and prepaid card division, along with a continued decline in retail time deposits.  The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter was 0.18% compared to 0.17% during the previous quarter. The table below summarizes the Company’s deposit mix over the periods indicated.

Deposit mix (unaudited)
For the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Checking accounts
Non-interest bearing	$1,406,030	$1,486,600	$1,489,530	$1,133,138	$1,145,474
Interest bearing	814,123	763,614	756,129	679,714	621,582
Savings deposits	352,547	347,631	341,864	241,605	249,292
Money market accounts	903,697	927,997	872,219	738,301	734,363
Time deposits	579,537	606,294	632,425	422,420	434,478
Total deposits	$4,055,934	$4,132,136	$4,092,167	$3,215,178	$3,185,189

Non time deposits as percentage of total deposits	86%	85%	85%	87%	86%
Time deposits as percentage of total deposits	14%	15%	15%	13%	14%
Total deposits	100%	100%	100%	100%	100%

NET INTEREST MARGIN (“NIM”)

The Company’s NIM decreased from 4.14% in 2Q16 to 4.12% in 3Q16, primarily due to lower yields during the quarter related to non-PCI loans and securities compared  to the prior quarter.

The yield on loans, excluding PCI loans, decreased 7 basis points (“bps”) compared to the prior quarter as the yields generated on significant recent loan production (3.9% during the current quarter and 3.7% during the first nine months of 2016) continues to compress the overall loan yield. Some additional increase in the mortgage backed securities principal paydowns resulted in accelerated amortization of premiums, which also reduced the investment yields compared to the prior quarter. Partially offsetting the items noted above, which are compressing the NIM, was a reduction in average lower fed funds sold and other balances compared to the prior quarter.

If the PCI loans were producing income based on the contractual terms at the time of acquisition, the NIM’s during the current quarter and previous quarter would have been approximately 3.69% and 3.70%, respectively, a 1 bp decrease between the linked quarters.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

Yield and cost table (unaudited)

		3Q16			2Q16			3Q15
	average	interest	avg	average	interest	avg	average	interest	avg
	balance	inc/exp	rate	balance	inc/exp	rate	balance	inc/exp	rate
Loans (TEY)*	$3,037,333	$34,071	4.46%	$2,949,651	$33,255	4.53%	$ 2,306,751	$25,465	4.38%
PCI loans	207,406	7,795	14.95%	225,584	8,047	14.35%	241,393	9,898	16.27%
Taxable securities	900,514	4,693	2.07%	879,774	4,767	2.18%	676,892	3,895	2.28%
Tax -exempt securities (TEY)	134,576	1,581	4.67%	121,737	1,423	4.70%	90,376	1,107	4.86%
Fed funds sold and other	187,906	512	1.08%	272,635	622	0.92%	165,927	355	0.85%
Tot. interest earning assets(TEY)	$4,467,735	$48,652	4.33%	$4,449,381	$48,114	4.35%	$3,481,339	$40,720	4.64%

Interest bearing deposits	$2,678,638	$1,821	0.27%	$2,626,668	$1,740	0.27%	$2,033,045	$1,339	0.26%
Fed funds purchased	181,037	238	0.52%	188,663	244	0.52%	173,575	150	0.34%
Other borrowings	28,847	27	0.37%	33,315	34	0.41%	31,356	51	0.65%
Corporate debentures	25,852	298	4.59%	25,811	294	4.58%	24,026	244	4.03%
Total interest bearing liabilities	$2,914,374	$2,384	0.33%	$2,874,457	$2,312	0.32%	$2,262,002	$1,784	0.31%

Net Interest Spread (TEY)			4.00%			4.03%			4.33%
Net Interest Margin (TEY)			4.12%			4.14%			4.44%

*TEY = tax equivalent yield (Non-GAAP)

The table below summarizes the Company’s yields on interest earning assets and costs of interest bearing liabilities over the prior five quarters.

Five quarter trend of yields and costs (unaudited)
For the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Yield on loans (TEY)*	4.46%	4.53%	4.46%	4.42%	4.38%
Yield on PCI loans	14.95%	14.35%	16.66%	16.78%	16.27%
Yield on securities (TEY)	2.41%	2.49%	2.83%	2.68%	2.59%
Yield on fed funds sold and other	1.08%	0.92%	0.96%	0.76%	0.85%
Yield on total interest earning assets	4.25%	4.28%	4.49%	4.51%	4.57%
Yield on total interest earning assets (TEY)	4.33%	4.35%	4.56%	4.57%	4.64%
Cost of interest bearing deposits	0.27%	0.27%	0.26%	0.26%	0.26%
Cost of fed funds purchased	0.52%	0.52%	0.53%	0.36%	0.34%
Cost of other borrowings	0.37%	0.41%	0.42%	0.53%	0.65%
Cost of corporate debentures	4.59%	4.58%	4.66%	4.05%	4.03%
Cost of interest bearing liabilities	0.33%	0.32%	0.32%	0.31%	0.31%
Net interest margin (TEY)	4.12%	4.14%	4.35%	4.37%	4.44%
Cost of total deposits	0.18%	0.17%	0.17%	0.16%	0.17%

*TEY = tax equivalent yield (Non-GAAP)

The table below summarizes selected financial ratios over the prior five quarters.

Selected financial ratios (unaudited)
As of or for the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Return on average assets (annualized)	1.22%	1.27%	(0.44)%	1.02%	1.01%
Operating return on
average assets (annualized) (note 3)	1.25%	1.27%	1.30%	1.06%	1.02%
Return on average equity (annualized)	11.21%	11.96%	(3.88)%	8.52%	8.28%
Return on average tangible equity (annualized)	14.46%	15.61%	(4.95)%	10.47%	10.23%
Operating return on
average tangible equity (annualized) (note 3)	14.80%	15.58%	14.56%	10.86%	10.35%
Loan / deposit ratio	81.2%	77.3%	76.9%	80.7%	80.5%
Stockholders’ equity (to total assets)	11.0%	10.8%	10.5%	12.2%	12.2%
Common tangible equity (to total tangible assets)	8.8%	8.5%	8.2%	10.2%	10.1%
Tier 1 capital (to average assets)	9.0%	8.7%	9.6%	10.5%	10.6%
Efficiency ratio, including correspondent banking (note 1)	55.0%	56.8%	57.9%	60.6%	63.1%
Efficiency ratio, excluding correspondent banking (note 2)	53.5%	56.1%	57.9%	59.2%	61.0%
Common equity per common share	$11.51	$11.21	$10.84	$10.79	$10.55
Common tangible equity per common share	$8.96	$8.64	$8.25	$8.82	$8.57

note 1:

Numerator equals non-interest expense less non-recurring expenses (e.g. merger costs, bank property impairment, etc.) less intangible amortization (both CDI and Trust intangible) less credit related expenses. Denominator equals net interest income on a tax equivalent yield basis (“TEY”) before the provision for loan losses plus non-interest income less non-recurring income (e.g. gain on sale of securities available for sale, etc.) less FDIC income related to losses on the sales of covered OREO properties and impairment of loan pool(s) covered by FDIC loss share arrangements.

note 2:

Numerator starts with the same numerator as in “note 1”, less correspondent bank non-interest expense, including indirect expense allocations. Denominator starts with the same denominator as in “note 1”, less correspondent bank net interest income and less correspondent bank non-interest income.

note 3:	See reconciliation table presented on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures, related to operating income.

LOAN MIX

The table below summarizes the Company’s loan mix over the most recent five quarter ends.

At quarter ended:	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Originated Loans
Real estate loans
Residential	$534,070	$517,861	$507,835	$491,149	$472,685
Commercial	1,019,458	910,687	824,702	781,419	740,877
Land, development and construction loans	94,896	100,584	99,605	91,817	85,116
Total real estate loans	1,648,424	1,529,132	1,432,142	1,364,385	1,298,678
Commercial loans	339,938	301,557	290,658	251,855	236,526
Consumer and other loans	80,391	74,398	69,528	67,026	64,913
Total loans before unearned fees and costs	2,068,753	1,905,087	1,792,328	1,683,266	1,600,117
Unearned fees and costs	519	479	796	873	378
Total originated loans	2,069,272	1,905,566	1,793,124	1,684,139	1,600,495

Acquired Loans (1)
Real estate loans
Residential	272,419	284,580	291,886	156,347	161,421
Commercial	662,917	682,693	705,877	473,363	493,506
Land, development and construction loans	25,435	24,797	31,541	13,459	15,084
Total real estate loans	959,287	992,070	1,029,304	643,169	670,011
Commercial loans	62,775	75,638	82,970	55,466	60,863
Consumer and other loans	4,376	4,834	6,307	474	484
Total acquired loans	1,027,922	1,072,542	1,118,581	699,109	731,358

PCI loans
Real estate loans
Residential	74,825	78,371	82,595	86,104	92,243
Commercial	106,482	120,255	127,354	105,629	119,379
Land, development and construction loans	10,928	11,649	19,912	15,548	16,851
Total real estate loans	192,235	210,275	229,861	207,281	228,473
Commercial loans	4,649	5,974	6,020	2,771	2,848
Consumer and other loans	404	610	635	476	457
Total PCI loans	197,288	216,859	236,516	210,528	231,778

Total Loans	$3,294,482	$3,194,967	$3,148,221	$2,593,776	$2,563,631

(1)	Acquired loans include the non-PCI loans purchased pursuant to the following acquisitions:
o	Branch and loan transaction with TD Bank (year 2011);
o	Federal Trust Bank acquisition (year 2011);
o	Gulfstream Business Bank acquisition (year 2014);
o	First Southern Bank acquisition (year 2014);
o	Community Bank of South Florida acquisition (year 2016); and
o	Hometown of Homestead Banking Company (year 2016).

PURCHASED CREDIT IMPAIRED (“PCI”) LOANS

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total PCI loans at September 30, 2016.

	Unpaid
	Principal	Carrying
	Balance	Balance	Difference	Percentage
Total PCI loans	$266,008	$197,288	($68,720)	26%

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

During the quarter, the Company recorded a loan loss provision expense of $1,275 and recoveries net of charge-offs of $52, resulting in an increase in the allowance for loan losses of $1,327 as shown in the table below.

The total allowance for loan losses (“ALLL") was $25,499 at September 30, 2016 compared to $24,172 at June 30, 2016, an increase of $1,327.  This increase is the result of the aggregate effect of: (1) a net increase of $1,714 in the allowance for loan losses on originated loans ($1,744 increase in general loan loss allowance and decrease of $30 in specific loan loss allowance); (2) a net decrease of $506 in acquired loans ($179 decrease in general loan loss allowance and $327 decrease in specific loan loss allowance); and (3) an increase of $119 in the allowance for loan losses on PCI loans.  The changes in the Company’s ALLL components between September 30, 2016 and June 30, 2016 are summarized in the table below (unaudited).

		September 30, 2016			June 30, 2016			increase (decrease)
	loan	ALLL		loan	ALLL		loan	ALLL
	balance	balance	%	balance	balance	%	balance	balance
Originated loans	$2,051,764	$ 21,426	1.04%	$1,885,349	$ 19,682	1.04%	$ 166,415	$ 1,744	--- bps
Impaired originated loans	17,508	693	3.96%	20,217	723	3.58%	(2,709)	(30)	38 bps
Total originated loans	2,069,272	22,119	1.07%	1,905,566	20,405	1.07%	163,706	1,714	--- bps

Acquired loans (2)	1,025,914	3,112	0.30%	1,067,875	3,291	0.31%	(41,961)	(179)	(1) bps
Impaired acquired loans (1)	2,008	43	2.14%	4,667	370	7.93%	(2,659)	(327)	(579)bps
Total acquired loans	1,027,922	3,155	0.31%	1,072,542	3,661	0.34%	(44,620)	(506)	(3) bps

Total non-PCI loans	3,097,194	25,274		2,978,108	24,066		119,086	1,208
PCI loans	197,288	225		216,859	106		(19,571)	119
Total loans	$3,294,482	$25,499		$3,194,967	$24,172		$99,515	$1,327

(1)	These are loans that were acquired as performing loans that subsequently became impaired.
(2)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at September 30, 2016 was approximately $16,787 or 1.6% of the aggregate outstanding related loan balances.  Prior to March 31, 2016, the Company did not previously include loans acquired pursuant to the TD Bank and Federal Trust acquisitions that occurred in 2011.  Acquired loans currently include performing loans acquired from the TD Bank acquisition (year 2011), the Federal Trust acquisition (year 2011), the Gulfstream Business Bank acquisition (year 2014), the First Southern Bank acquisition (year 2014), the Community Bank acquisition (year 2016) and the Hometown of Homestead Banking Company acquisition (year 2016).  All prior periods have been reclassified to conform to this new presentation format.

The general loan loss allowance (non-impaired loans) relating to originated loans increased by $1,744 resulting primarily from an increase in loans outstanding.

The general loan loss allowance (non-impaired loans) relating to acquired loans decreased by $179 resulting primarily from a decrease in loans outstanding, excluding the two bank acquisitions (Community Bank and Hometown of Homestead Banking Company) which occurred during the first quarter.  At September 30, 2016 the loans acquired from these two acquisitions were equal to approximately $421,590.  These loans were recorded at estimated fair value at the March 1, 2016 acquisition date, and there is no allowance for loan losses associated with these loans as of September 30, 2016.  The unamortized acquisition date fair value adjustment related to these loans at September 30, 2016 was approximately $8,218, or 1.9% of the related loan balances.

The specific loan loss allowance (impaired loans) for both originated loans and acquired loans is the aggregate of the results of individual analyses prepared for each one of the impaired loans, excluding PCI loans.

Total impaired loans at September 30, 2016 are equal to $19,516 ($17,508 originated impaired loans plus $2,008 acquired impaired loans).  Approximately $10,528 of the Company’s impaired loans (54%) are accruing performing loans.  This group of impaired loans is not included in the Company’s non-performing loans or non-performing assets categories.  Included in impaired loans are $13,592 of troubled debt restructuings (“TDRs”).  Of this amount $10,528 are performing pursuant to their modified terms, and $3,064 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.

PCI loans are accounted for pursuant to ASC Topic 310-30.  PCI loan pools are evaluated for impairment each quarter.  If a pool is impaired, an allowance for loan loss is recorded.

Management believes the Company’s allowance for loan losses is adequate at September 30, 2016.  The Company has recognized net recoveries over the last three quarters as focus has been placed on maximizing recoveries from charged-offs loans and judgements. However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future.  The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)
as of or for the quarter ending	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Loans, excluding PCI loans
Allowance at beginning of period	$ 24,066	$ 23,002	$ 22,143	$ 22,586	$ 22,818
Charge-offs	(821)	(326)	(495)	(1,266)	(893)
Recoveries	939	465	843	339	657
Net recoveries (charge-offs)	118	139	348	(927)	(236)
Provision for loan losses	1,090	925	511	484	4
Allowance at end of period for loans
other than PCI loans	$ 25,274	$ 24,066	$ 23,002	$ 22,143	$ 22,586

PCI loans
Allowance at beginning of period	$ 106	$ 120	$ 121	$ 62	$ 116
Charge-offs	(66)	---	---	---	(50)
Recoveries	---	---	---	---	---
Net charge-offs	(66)	---	---	---	(50)
(Recovery) provision for loan losses	185	(14)	(1)	59	(4)
Allowance at end of period for
PCI loans	$ 225	$ 106	$ 120	$ 121	$ 62
Total allowance at end of period	$ 25,499	$ 24,172	$ 23,122	$ 22,264	$ 22,648

The following table summarizes the Company’s loan portfolio and related allowance for loan losses as a percentage of the loan portfolio segment presented as of the end of the previous five quarters.

(unaudited)
For the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Troubled debt restructure (“TDRs”) (note 1)	$ 13,592	$ 14,895	$ 15,350	$ 15,127	$ 15,204
Impaired loans that were not TDRs	5,924	9,989	12,564	8,048	6,654
Total impaired loans	19,516	24,884	27,914	23,175	21,858
Originated non-impaired loans	2,051,764	1,885,349	1,768,628	1,664,056	1,580,791
Acquired non-impaired loans	1,025,914	1,067,875	1,115,163	696,017	729,204
Total Non-PCI loans	3,097,194	2,978,108	2,911,705	2,383,248	2,331,853
Total PCI loans	197,288	216,859	236,516	210,528	231,778
Total loans	$3,294,482	$3,194,967	$3,148,221	$2,593,776	$2,563,631
ALLL for Non-PCI loans
General loan loss allowance- originated loans	$ 21,426	$ 19,682	$ 18,417	$ 17,326	$ 16,824
General loan loss allowance- acquired loans	3,112	3,291	3,501	3,737	4,550
Specific loan loss allowance- impaired loans	736	1,093	1,084	1,080	1,212
Total allowance for loan losses (note 2)	$ 25,274	$ 24,066	$ 23,002	$ 22,143	$ 22,586
ALLL as a percentage of period end loans:
Total Originated non-impaired loans	1.04%	1.04%	1.04%	1.04%	1.06%
Total Acquired non-impaired loans (note 3)	0.30%	0.31%	0.31%	0.54%	0.62%
Total impaired loans	3.77%	4.39%	3.88%	4.66%	5.54%

note 1:

The Company has approximately $13,592 of TDRs.  Of this amount $10,528 are performing pursuant to their modified terms, and $3,064 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.  Only non performing TDRs are included in NPLs.

note 2:	Excludes PCI loans.

note 3:

Non-impaired loans acquired pursuant to the March 1, 2016 acquisition of Hometown of Homestead Banking Company and Community Bank of South Florida, Inc. are included in the 9/30/16 acquired loan balances in the table above.  These loans were recorded at estimated fair value as of the acquisition date, and there is no related allowance for loan losses associated with these loans, resulting in an overall combined lower percentage when compared to previous quarter ends.

The Company defines NPLs as non-accrual loans plus loans past due 90 days or more and still accruing interest.  NPLs do not include PCI loans.  PCI loans are accounted for pursuant to ASC Topic 310-30.  NPLs as a percentage of total Non-PCI loans were 0.64% at September 30, 2016 compared to 0.84% at June 30, 2016.

Non-performing assets (“NPAs”) (which the Company defines as NPLs, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure), and (b) other repossessed assets that are not real estate, were $28,879 at September 30, 2016, compared to $37,450 at June 30, 2016.  The decline resulted from sales of properties reducing the OREO balances approximately $3.3 million and several large loan payoffs and an upgrade decreasing the nonperforming loans by approximately $5.3 million. NPAs as a percentage of total assets was 0.58% at September 30, 2016 compared to 0.75% at June 30, 2016.  NPAs as a percentage of loans plus OREO and other repossessed assets, excluding PCI loans, was 0.93% at September 30, 2016 compared to 1.25% at June 30, 2016.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios (unaudited)
As of or for the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Non-accrual loans (note 1)	$19,704	$25,035	$24,865	$20,833	$22,450
Past due loans 90 days or more
and still accruing interest (note 1)	---	---	---	---	---
Total non-performing loans (“NPLs”) (note 1)	19,704	25,035	24,865	20,833	22,450
Other real estate owned (“OREO”)	9,005	12,311	15,937	11,196	10,680
Repossessed assets other than real estate (note 1)	170	104	86	145	106
Total non-performing assets	$28,879	$37,450	$40,888	$32,174	$33,236
Non-performing loans as percentage of total
loans excluding PCI loans	0.64%	0.84%	0.85%	0.87%	0.96%
Non-performing assets as percentage of total assets	0.58%	0.75%	0.82%	0.80%	0.85%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets (note 1)	0.93%	1.25%	1.40%	1.34%	1.42%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans (note 1)	0.36%	0.41%	0.40%	0.62%	0.67%
Net (recovery) charge-offs (note 1)	$(118)	$(139)	$(348)	$927	$236
Net (recovery) charge-offs as a percentage
of average loans for the period (note 1)	(0.00%)	(0.00%)	(0.01%)	0.04%	0.01%
Net (recovery) charge-offs as a percentage of average
loans for the period on an annualized basis (note 1)	(0.02%)	(0.02%)	(0.05%)	0.16%	0.04%
Allowance for loan losses as percentage of NPLs (note 1)	128%	96%	93%	106%	101%

note 1:  Excludes PCI loans.

CORRESPONDENT BANKING AND CAPITAL MARKETS SEGMENT

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Quarterly Condensed Segment Information - Correspondent banking and capital markets division (unaudited)
For the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Net interest income	$1,625	$1,555	$1,802	$1,716	$1,545
Provision for loan losses	28	(24)	(52)	(4)	1
Total non-interest income (note 1)	7,528	9,291	8,775	6,241	5,935
Total non-interest expense (note 2)	(5,456)	(6,159)	(5,782)	(5,094)	(5,063)
Income tax provision	(1,437)	(1,799)	(1,830)	(1,103)	(934)
Net income	$ 2,288	$ 2,864	$ 2,913	$ 1,756	$ 1,484
Contribution to diluted earnings per share	$ 0.05	$ 0.06	$ 0.06	$ 0.04	$ 0.03

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (note 3)	$(244)	$(232)	$(340)	$(174)	$(304)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$ 0.04	$ 0.05	$ 0.06	$ 0.03	$ 0.03

note 1:

The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $6,381, $8,049, $7,371, $5,254 and $4,943 for 3Q16, 2Q16,  1Q16, 4Q15 and 3Q15, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

note 2:

A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in note 1 above were $2,908, $3,491, $3,352, $2,505 and $2,388 for 3Q16, 2Q16, 1Q16, 4Q15 and 3Q15, respectively.   Expenses in this line item do not include any indirect support allocation costs.

note 3:

A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)
For the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Cash and due from banks	$37,460	$60,522	$65,560	$50,902	$42,624
Fed funds sold and Fed Res Bank deposits	161,406	223,533	296,459	101,580	185,807
Trading securities	2,166	---	2,719	2,107	1,266
Investment securities, available for sale	761,648	744,575	707,573	604,739	490,458
Investment securities, held to maturity	263,692	267,082	256,849	272,840	248,310
Loans held for sale	2,333	4,329	2,186	1,529	806
PCI loans	197,288	216,859	236,516	210,528	231,778
Loans	3,097,194	2,978,108	2,911,705	2,383,248	2,331,853
Allowance for loan losses	(25,499)	(24,172)	(23,122)	(22,264)	(22,648)
FDIC indemnification assets	---	---	---	25,795	28,596
Premises and equipment, net	114,567	116,129	116,734	101,821	102,675
Goodwill	105,492	105,492	105,492	76,739	76,739
Core deposit intangible	16,267	17,023	17,803	12,164	12,744
Bank owned life insurance	97,767	97,109	86,455	85,890	85,316
OREO covered by FDIC loss share agreements	---	---	---	9,629	7,687
OREO not covered by FDIC loss share agreements	9,005	12,311	15,937	1,567	2,993
Deferred income tax asset, net	58,614	62,774	69,470	46,220	47,516
Other assets	115,112	113,615	101,319	57,683	58,552
TOTAL ASSETS	$5,014,512	$4,995,289	$4,969,655	$4,022,717	$3,933,072

Deposits	$4,055,934	$4,132,136	$4,092,167	$3,215,178	$3,185,189
Federal funds purchased	258,329	174,116	225,298	200,250	161,303
Other borrowings	52,788	56,432	57,906	76,565	52,561
Other liabilities	94,690	94,634	74,823	40,210	54,207
Common stockholders’ equity	552,771	537,971	519,461	490,514	479,812
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$5,014,512	$4,995,289	$4,969,655	$4,022,717	$3,933,072

Condensed Consolidated Average Balance Sheets (unaudited)
For quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Federal funds sold and other	$187,906	$272,635	$225,302	$211,112	$165,927
Security investments	1,035,090	1,001,511	889,488	822,386	767,268
PCI loans	207,406	225,584	214,998	222,685	241,393
Loans	3,037,333	2,949,651	2,569,240	2,363,060	2,306,751
Allowance for loan losses	(24,209)	(23,173)	(22,616)	(22,078)	(22,890)
All other assets	559,841	556,040	479,454	458,087	455,067
TOTAL ASSETS	$5,003,367	$4,982,248	$4,355,866	$4,055,252	$3,913,516

Deposits- interest bearing	$2,678,638	$2,626,668	$2,266,700	$2,072,838	$2,033,045
Deposits- non interest bearing	1,445,140	1,506,762	1,282,422	1,194,763	1,136,788
Federal funds purchased	181,037	188,663	197,335	203,413	173,575
Other borrowings	54,699	59,126	55,337	51,131	55,382
Other liabilities	97,830	71,935	56,650	48,969	39,740
Stockholders’ equity	546,023	529,094	497,422	484,138	474,986
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$5,003,367	$4,982,248	$4,355,866	$4,055,252	$3,913,516

Condensed Consolidated Earnings Statement (unaudited)

For quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15

Interest income:
Loans	$41,445	$40,977	$37,118	$35,508	$35,134
Investments	5,746	5,710	5,842	5,187	4,623
Federal funds sold and other	512	622	538	403	355
Total interest income	47,703	47,309	43,498	41,098	40,112

Interest expense:
Deposits	1,821	1,740	1,481	1,351	1,339
Securities sold under agreement to repurchase	25	28	27	32	51
Federal funds purchased	240	250	271	190	150
Corporate debentures	298	294	244	246	244
Total interest expense	2,384	2,312	2,023	1,819	1,784

Net interest income	45,319	44,997	41,475	39,279	38,328
Provision for loan losses	1,275	911	510	543	---
Net interest income after loan loss provision	44,044	44,086	40,965	38,736	38,328

Non interest income (see page 15)	15,614	16,971	14,561	9,666	8,130

Non interest expense:
Salaries, wages and employee benefits	22,418	22,959	21,455	18,977	18,916
Occupancy expense	2,414	2,477	2,147	1,986	2,203
Depreciation of premises and equipment	1,629	1,588	1,497	1,442	1,438
Data processing expense	1,761	1,765	1,527	1,443	1,536
Legal, audit and other professional fees	904	949	903	750	779
Amortization of intangibles	791	814	678	616	615
Credit related expense	187	611	359	309	439
FDIC credit related expenses	---	---	---	997	(46)
Merger and acquisition related expenses	---	---	11,172	524	169
Termination of FDIC loss share agreements	---	---	17,560	---	---
Impairment/sales bank property held for sale, net	549	(38)	456	94	12
All other expenses	5,675	5,924	5,099	4,948	4,794
Total non interest expenses	36,328	37,049	62,853	32,086	30,855

Income (loss) before provision for income taxes	23,330	24,008	(7,327)	16,316	15,603
Provision for income taxes	7,946	8,274	(2,523)	5,920	5,687
Net income (loss)	$15,384	$15,734	$(4,804)	$10,396	$9,916

Earnings (loss) per share -diluted	$0.32	$0.32	$(0.10)	$0.23	$0.22

NON INTEREST INCOME AND NON INTEREST EXPENSES

The table below summarizes the Company’s non-interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)
For the quarter ended:	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Correspondent banking and capital markets division (1)	$ 6,381	$ 8,049	$ 7,371	$ 5,254	$ 4,943
Other correspondent banking related revenue (2)	1,147	1,242	1,404	987	992
Wealth management related revenue	892	795	735	913	940
Service charges on deposit accounts	3,770	3,329	2,736	2,576	2,488
Debit, prepaid, ATM and merchant card related fees	2,017	2,182	2,046	1,730	1,659
BOLI income	658	654	565	574	580
Other service charges and fees	736	720	466	419	641
Gain on sale of securities available for sale	13	---	---	---	4
Subtotal	$15,614	$16,971	$15,323	$12,453	$12,247
Gain on early extinguishment of debt	---	---	308	---	---
FDIC indemnification asset – amortization (see explanation below)	---	---	(1,166)	(3,420)	(4,144)
FDIC indemnification income	---	---	96	633	27
Total non-interest income	$15,614	$16,971	$14,561	$9,666	$8,130

note 1:

Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

note 2:

Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

Services charges on deposit accounts increased during the current quarter compared to the previous quarter as result of new product changes on personal and business accounts.

The table below summarizes the Company’s non-interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)
For the quarter ended:	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Employee salaries and wages	$17,074	$17,499	$16,137	$14,344	$14,200
Employee incentive/bonus compensation accrued	1,610	1,548	1,259	1,854	1,719
Employee equity based compensation expense	1,109	1,062	1,080	866	775
Deferred compensation expense	148	160	160	148	157
Health insurance and other employee benefits	1,537	1,546	1,260	983	1,240
Payroll taxes	999	1,111	1,423	734	825
401K employer contributions	470	479	477	358	416
Other employee related expenses	322	291	291	314	328
Incremental direct cost of loan origination	(851)	(737)	(632)	(624)	(744)
Total salaries, wages and employee benefits	22,418	22,959	21,455	18,977	18,916

(Gain) loss on sale of OREO	(558)	(554)	(158)	39	31
Loss (gain) on sale of FDIC covered OREO	---	---	---	491	(313)
Valuation write down of OREO	237	392	22	22	65
Valuation write down of FDIC covered OREO	---	---	---	169	172
(Gain) loss on repossessed assets other than real estate	(4)	31	6	(7)	15
Foreclosure and repossession related expenses	512	742	489	255	328
Foreclosure and repo expense, FDIC	---	---	---	337	95
Total credit related expenses	187	611	359	1,306	393

Occupancy expense	2,414	2,477	2,147	1,986	2,203
Depreciation of premises and equipment	1,629	1,588	1,497	1,442	1,438
Supplies, stationary and printing	341	380	299	338	382
Marketing expenses	700	826	690	668	630
Data processing expenses	1,761	1,765	1,527	1,443	1,536
Legal, auditing and other professional fees	904	949	903	750	779
Bank regulatory related expenses	863	968	810	606	774
Postage and delivery	423	486	355	337	348
ATM and debit card related expenses	725	816	596	495	515
Amortization of intangibles	791	814	678	616	615
Internet and telephone banking	559	628	564	538	545
Correspondent account and Federal Reserve charges	191	203	176	155	163
Conferences, seminars, education and training	155	102	133	142	110
Director fees	134	149	209	176	164
Travel expenses	153	119	79	117	148
Other expenses	1,431	1,247	1,188	1,376	1,015
Subtotal	35,779	37,087	33,665	31,468	30,674
Impairment/sales bank property held for sale	549	(38)	456	94	12
Merger and acquisition related expenses	---	---	11,172	524	169
Termination of FDIC loss share agreements	---	---	17,560	---	---
Total non- interest expense	$36,328	$37,049	$62,853	$32,086	$30,855

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP interest income, net interest income and tax equivalent basis interest income and net interest income, as well as total stockholders’ equity and tangible common equity. It also reconciles net income and net operating income.  Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance.  The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	3Q16	2Q16	3Q15
Interest income, as reported (GAAP)	$47,703	$47,309	$40,112
tax equivalent adjustments	949	805	608
Interest income (tax equivalent)	$48,652	$48,114	$40,720

Net interest income, as reported (GAAP)	$45,319	$44,997	$38,328
tax equivalent adjustments	949	805	608
Net interest income (tax equivalent)	$46,268	$45,802	$39,936

	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Total stockholders' equity (GAAP)	$552,771	$537,971	$519,461	$490,514	$479,812
Goodwill	(105,492)	(105,492)	(105,492)	(76,739)	(76,739)
Core deposit intangible	(16,267)	(17,023)	(17,803)	(12,164)	(12,744)
Trust intangible	(733)	(768)	(802)	(837)	(873)
Tangible common equity	$430,279	$414,688	$395,364	$400,774	$389,456

	3Q16	2Q16	1Q16	4Q15	3Q15
Net (loss) income (GAAP)	$15,384	$15,734	$(4,804)	$10,396	$9,916
Exclude gain on sale of AFS securities	(13)	---	---	---	(4)
Exclude gain on early extinguishment
of debt	---	---	(308)	---	---
Add back merger and acquisition
related expenses	---	---	11,172	524	169
Add expenses related to termination of
FDIC loss share agreements	---	---	17,560	---	---
Add back impairment/sales relating to
bank property held for sale, net	549	(38)	456	94	12
Tax effected using the effective tax
rate for the period presented	(183)	13	(9,943)	(224)	(65)
Operating income	$15,737	$15,709	$14,133	$10,790	$10,028
Average diluted shares outstanding
during the period presented	48,603	48,454	46,343	45,935	45,826
Operating income per share	$0.32	$0.32	$0.30	$0.23	$0.22

About CenterState Banks, Inc.

The Company, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 66 branch banking offices located in 22 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to over 600 community banks nationwide.

For additional information contact Ernest S. Pinner (Chairman), John C. Corbett (CEO), Stephen D. Young (COO) or Jennifer Idell (CFO) at 863-293-4710.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, and otherwise in our SEC reports and filings.